                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 9, 2004
                                                           -------------

                                   NYFIX, INC.
             (Exact name of registrant as specified in its charter)

New York                             0-21324                   06-1344888
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission             (IRS Employer
of incorporation)                   File Number)            Identification No.)

                 333 Ludlow Street, Stamford, Connecticut 06902
                 ----------------------------------------------
                    (Address of principal executive offices)

        Registrant's telephone number, including area code: 203-425-8000
                                                            ------------

             ------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 12.  Disclosure of Results of Operations and Financial Conditions.
          ------------------------------------------------------------

     On March 9, 2004, NYFIX, Inc.  announced its results for the fourth quarter and year ended December 31, 2003. The full text of the press release is attached hereto as Exhibit 99.1. In the press release which was  originally  issued,  the last bullet point of the first paragraph  stated that there was a charge of $2.2 million and the $1.4 million  should have been $1.3 million as correctly  stated
in the second paragraph. The attached press release has the correct numbers

Exhibits

99.1     Press release of NYFIX, Inc. dated March 9, 2004.

                                       2

                                    SIGNATURE
                                    ---------

     On March 9, 2004, NYFIX, Inc.  announced its results for the fourth quarter and year ended December 31, 2003. The full text of the press release is attached hereto as Exhibit 99.1.  In the press release which was issued,  the last bullet point of the first paragraph  stated that there was a charge of $2.3 million and a $1.4 million net loss.  Such $2.3 million number should have been $2.2 million and the $1.4 million  should have been $1.3  million as correctly  stated in the second paragraph. The attached press release has the correct numbers.

                                                NYFIX, INC.

                                                By: /s/ Mark R. Hahn
                                                   -----------------------------
                                                   Mark R. Hahn
                                                   Chief Financial Officer

March 9, 2004

                                       3